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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          VISION GLOBAL SOLUTIONS INC.
             (Exact name of registrant as specified in its charter)


           Nevada                   1040                     Applied For
        (State of            (Primary Standard         (IRS Employer ID No.)
      Incorporation)        Classification Code)


455 Notre Dame Street East Montreal, Quebec, Canada               H2Y 1C9
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (514) 846-1166


                      Consultant Agreement with Jaime Gomez
                    Consultant Agreement with Dwayne Bigelow
                    ----------------------------------------
                            (Full title of the plan)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                         Joseph I. Emas, Attorney at Law
                             1224 Washington Avenue
                           Miami Beach, Florida 33139
                             Telephone: 305.531.1174
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

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                                   Proposed         Proposed
   Title of                         Maximum          Maximum        Amount of
Securities to     Amount to be     Offering         Aggregate     Registration
be Registered      Registered   Price Per Share   Offering Price       Fee
--------------------------------------------------------------------------------
Common Stock      6,000,000(1)     $0.95(1)       $5,700,000(2)    $671.00(2)
--------------------------------------------------------------------------------

(1) We are registering an aggregate of up to 6,000,000 of our common shares, consisting of 3,000,000 shares of our common stock that we issued to each of Jaime Gomez and Dwayne Bigelow pursuant to a written consultant agreement with each of them. A portion of the shares issuable under the stock compensation agreement are being registered under this registration statement on Form S-8.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the bid and asked price ($0.95 bid; $0.95 ask) of the common stock of Vision Global Solutions, Inc. as reported on the National Association of Securities Dealers Inc.'s OTC Bulletin Board on March 15, 2005.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 6,000,000 shares of our common stock consisting of 3,000,000 shares of our common stock that we issued to each of Jaime Gomez and Dwayne Bigelow pursuant to a written consultant agreement with each of them. The purpose of the stock compensation agreement is to secure for our company and Messrs. Gomez and Bigelow, our independent contractors, the benefits arising from capital stock ownership by such consultants to our company who have contributed to our company in the past and who are expected to contribute to our company's future growth and success.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933, as amended. The reoffer prospectus has been included in this registration statement on Form S-8 so that the selling security holders may resell up to 6,000,000 shares of our common stock consisting of 3,000,000 shares of our common stock that we issued to each of Jaime Gomez and Dwayne Bigelow pursuant to a written consultant agreement with each of them. Accordingly, we have included the names of these selling security holders, and the nature and number of the securities to be issued to and reoffered by them, in the reoffer prospectus.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to Messrs. Gomez and Bigelow. A copy of the consultant agreements are attached as Exhibit 4.1 and Exhibit 4.2 to this Form S-8.

This registration statement relates to a maximum of 6,000,000 common shares in the capital of Vision Global Solutions, Inc. issuable pursuant to 6,000,000 of our common shares that we have agreed to issue to Messrs. Gomez and Bigelow pursuant to their written consultant agreements with our company, earned as of October 1, 2004 and issued February 5, 2005, subsequent to any reverse stock split.

Item 2. Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, Vision Global Solutions, Inc., 455 Notre Dame Street East Montreal, Quebec, Canada H2Y 1C9. Our telephone number is (514) 846-1166.

                               REOFFER PROSPECTUS

              The date of this Reoffer Prospectus is March 16, 2005

                         Vision Global Solutions, Inc.,
                           455 Notre Dame Street East
                        Montreal, Quebec, Canada H2Y 1C9

                        6,000,000 Shares of Common Stock

This reoffer prospectus relates to a maximum of 6,000,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. We anticipate that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any part of the proceeds from sales made under this reoffer prospectus. The selling security holders will bear all sales commissions and similar expenses and will pay all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers selling orders on their behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common shares are quoted on the OTC Bulletin Board under the trading symbol "VIGS". On March 15, 2005, the last reported closing price for our common stock was $$0.95 on the OTC Bulletin Board.

Our principal executive offices are located 455 Notre Dame Street East Montreal, Quebec, Canada H2Y 1C9. Our telephone number is (514) 846-1166.

As of March 15, 2005, there were 62,473,885 shares of the registrant's Class A common stock,$0.001 par value, and 0 shares of the registrant's Class B common stock issued and outstanding.

The common shares offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled "Risk Factors" beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                                TABLE OF CONTENTS
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                                                                     PAGE NUMBER
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PROSPECTUS SUMMARY                                                           6
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OUR BUSINESS                                                                 6
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RISK FACTORS                                                                 6
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USE OF PROCEEDS                                                             10
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DETERMINATION OF OFFERING PRICE                                             11
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DILUTION                                                                    11
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SELLING SECURITY HOLDERS                                                    11
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PLAN OF DISTRIBUTION                                                        12
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INTERESTS OF NAMED EXPERTS AND COUNSEL                                      13
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MATERIAL CHANGES                                                            14
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INCORPORATION OF DOCUMENTS BY REFERENCE                                     14
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AVAILABLE INFORMATION                                                       14
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

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire reoffer prospectus, including the "Risk Factors" section appearing at page 7, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 6,000,000 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will not receive any proceeds from the sales of common stock by the selling security holders under this reoffer prospectus. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

Our principal executive offices are located at 455 Notre Dame Street East Montreal, Quebec, Canada H2Y 1C9. Our telephone number is (514) 846-1166.

                                  OUR BUSINESS

History and Development of Vision Global Solutions, Inc.

Outer Edge Holdings, Inc.

Outer Edge Holdings, Inc. ("Outer Edge") was incorporated under laws of the Province of Ontario. Outer Edge was incorporated as "Consumer General Inc." on September 9, 1988. On March 29, 1999, Outer Edge amalgamated with 1345166 Ontario Inc. to form and continue under the name "Outer Edge Holdings Inc." Outer Edge had no subsidiaries or affiliates.

Immediately prior to the amalgamations discussed below, Outer Edge did not conduct any business other than owing certain debts to 1397629 Ontario Inc. 1397629 Ontario Inc. was incorporated under the laws of the Province of Ontario as a private company according to the laws of that jurisdiction. 1397629 Ontario was incorporated on September 9, 1999. Immediately prior to the amalgamations discussed below, 1397629 Ontario did not carry on any active business other than holding certain debts owed by Outer Edge.

Outer Edge Holdings Inc., 1397629 Ontario Inc. and Vision Ontario Inc. negotiated the amalgamation transaction which was formalized by three separate agreements between the parties:

1.    a Pre-amalgamation agreement;
2.    a Stage 1 Amalgamation agreement; and
3.    a Stage 2 Amalgamation agreement.

Pursuant to the Stage 1 amalgamation agreement, Outer Edge Holdings Inc. and 1397629 Ontario Inc. amalgamated on December 13, 2000 to form OEHI Capital Inc.

The Stage 1 amalgamation negotiations between Outer Edge Holdings Inc. and 1397629 Ontario Inc. were at arm's length. There were no common officers, directors or principals between the two parties.

Pursuant to the Stage 2 amalgamation agreement, OEHI Capital Inc. and Vision Ontario Inc. amalgamated on December 20, 2000 to form Vision Global Solutions Inc., the registrant.

The Stage 2 amalgamation negotiations between OEHI Capital Inc. and Vision Ontario Inc. were at arm's length. There were no common officers, directors or principals between the two parties.

Vision Ontario, Inc. and the Vision Group

Vision Ontario Inc. was incorporated under the laws of the Province of Ontario by articles of incorporation dated October 10, 2000. Vision Ontario holds all of the issued and outstanding securities of A.R.T.I. Vision Inc., a private (Canadian) federal corporation ("A.R.T.I. Vision"), and Vision/R4 Corporation, a private (Canadian) federal corporation ("Vision R/4") (collectively referred to as the "Vision Group").

The Vision Group consists of two related companies, operating together. A.R.T.I. Vision was incorporated in 1993 to develop activity based management software. In 1996, Vision R/4 was incorporated to handle the marketing of software developed by A.R.T.I. Vision. Specifically, Vision R/4 markets data management software and provides related services. Prior to being acquired by Vision Ontario, both companies were wholly owned subsidiaries of Gestion Jean-Paul Oullette, Inc., which supplied significant financing via loans and share capital.

In November 2003, we changed our incorporation domicile from Ontario Canada to Nevada.

Vision Global Solutions Inc. as a Nevada corporation was formed on November 20, 2003 and the formal transition occurred subsequent to the March 31, 2004 year end.

Vision's Global Solutions Inc. principal executive offices are located at 455 Notre-Dame east, Montreal Quebec, Canada, H2Y 1C9; telephone 514-848-166. The corporation's duly appointed resident agent in the State of Nevada upon whom process can be served is Corporate Creations, 941 Fourth Street, Miami Beach, Fl. 33139. Vision Global Solutions Inc. (the Nevada corporation) was formed further to an application for Continuance of Vision Global Solutions Inc., an Ontario Corporation.

THE PRODUCTS

Vision Global is marketing, under the name Apogee, an integrated accounting and management software that allows companies to apply an activity-based management solution, a common sense systematic method of planning, controlling and improving labor and overhead expenses, to their businesses-management models. In applying activity-based management, the operations of a business are divided into Processes, which are made up of Activities, which are made up of Tasks. Typical Activities include: product design, sales calls, order taking, establishing supplier relationships, purchasing, receiving, setting up production machinery, manufacturing parts, assembling orders, shipping, billing, collecting receivables and paying bills. The performance of each Activity consumes Resources (e.g. humans, material and/or financial) that are recorded as costs in the firm's accounts. Vision Global's Activity-Based Management solution facilitates the integration of such activities within the company's overall strategy, while simultaneously allowing the business to collect information with respect to time and cost concerns.

Vision Global his marketing activity-based management software solutions. These solutions have already been tested, debugged and installed on several client sites including: The Commissionaires of Canada (Ottawa, Vancouver, Toronto, Kingston, Victoria, NewFoundland, Calgary, Saskatoon, Montreal, Regina and New Brunswick); the ADGA Group in Ottawa, a civil engineering consulting firm; CNS Group in Stamford, Connecticut, USA, La Federation des Caisses populaires Desjardins (a banking institution in Quebec); Fairfax Financial Holdings (insurance industry); Sequoia Insurance Company (in Monterey California); the Quebec Museum, in Quebec, Canada; and the Saskatchewan Government Insurance in Canada; Exhibition Place, City of Toronto, just to mention a few.

Vision Global's Apogee is divided into families of products addressing the following requirements: financial management and accounting; project accounting and control; distribution logistics, EDI; manufacturing; and business intelligence, consisting of a total of 23 modules, which are priced according to the number of concurrent users per module.

SALES & MARKETING

Presently, Vision Global's sales and marketing department is under the direct supervision of Jean-Paul Ouellette, President. Mr. Ouellette also oversees all aspects touching on distributors in the United Kingdom, Vancouver, Africa and Montreal. Vision Global promotes and markets its management software solution at various trade shows held across the world, by holding conferences and advertising in various trade magazines and through its telemarketing department. Sales leads come from a variety of sources such as Web Sites, Progress Conferences, Progress dealers, Profile Magazine, CMA/CPA Magazine, Industry conferences and dealerships.

SOFTWARE DEVELOPMENT

The Software was developed in Progress Software's Application Development Environment, mainly Version 9.1. Progress is a fourth generation language that provides application logic, database management and user-interface management. The integration of the Progress' Application Development Environment with the activities based management model, allows users to engage certain universal functions of the Software, which enable them to more efficiently manage their business. Among others, these features include: the "Navigator," which is the main desktop screen; a "Maintenance" tool which organizes relevant data in logical groupings; an "Enquiry" function which displays data to users; and a Transactional system which serves as the focal point for data entry and reports.

In addition to those functions set forth above, the basic make-up of the Apogee Software also assists the user in more easily navigating the product and its many features. These aids include: definable tool bars; dynamic field customizations; multilingual capability currently English and French; messaging and e-mail integration; the ability to add annotations and memos; hierarchical security; integrated audit trails; system agents; and links to Microsoft Office suite.

Currently, the Apogee Software Solution uses the Progress database and runs on any Windows Version, UNIX and Linux. However, a new version is under development for the Microsoft SQL server; and one for Progress V.10; which management believes should be available by late September 2005.

TARGET MARKETS

Vision Global is geared towards businesses with sales of between USD $250 million and USD $1 billion. Because such organizations typically have undersized information technology groups to handle complex installations, such organizations generally prefer to purchase software packages that efficiently perform specific tasks.

While Vision Global does not consider them to be the company's primary market, smaller companies, with sales of USD $250 million, represent the largest opportunity for Vision Global. The Apogee Software Solution is easy to customize and less expensive than a conventional resources planning installation, which tends to focus on the creation of a culture or environment that will meet the client's needs. While conventional planning installation focuses on a board culture, Vision Global focuses on the creation of specific software solutions in order to meet client needs, resulting in a more focused plan, which is generally less expensive than the alternative. Smaller companies also tend to expend significant resources on hiring outside consulting firms to implement their installations, an additional cost easily avoided through the use of our easy to implement, specific software solutions.

Vision Global also expects success in another important market-service organizations that are event and/or project driven. Project driven firms include those in engineering, consulting, outsourcing and advertising. Examples of event driven organizations are cultural groups, conference centers, museums and sports stadiums.

COMPETITION

The activity based management and Application Development Environment markets are highly competitive with many existing companies offering some or all of the services offered by Vision Global, and with many new competitors expected to enter the industry as it grows. However, Vision Global's management believes that most competitors are targeting the larger business enterprise markets.

Vision Global's management believes that by concentrating on the medium and small enterprise market, it will be successful in implementing the company's plan. In the opinion of management, the needs of the medium to small enterprise market are poorly addressed by most of Vision Global's competitors. The target market has a large and growing need. Vision Global's experience indicates that the adoption of emerging activity based management and application development environment business solutions is accelerating dramatically and is essential to the small to medium enterprise market segment.

ABC Technologies Inc., Armstrong Laing Group, and Hyperion Solutions Corp. are a few of our current competitors in the activity based management software market. However, to Vision Global's knowledge, none of its competitors currently offers a combination of customized, outsourced activity based management and application development environment applications for the Progress Software. Moreover, management is unaware of any such applications specifically designed to address the needs of the small to medium enterprise market.

MARKETING PLAN

Although there are no commitments, management is still working on a prospective cash infusion of $1,000,000 USD, which would be used by Vision Global to increase the effectiveness of several functional departments and to increase the physical presence of the corporation in the United States, as follows:

      1- First of all, to set up an office in Boston to house the US sales team and corporate functions as it relates to the new US registered company. The cost for setting up the office and getting the administrative infrastructure in place would be about $175,000.

      2- The company would hire four sales people. Three of which would be based in the new Boston office for US and international sales and one in Montreal for Canadian sales. The cost of hiring and training the sales force and getting the sales plan in place would require a $200,000 investment.

      3- The company plans to refresh the look and feel of the product and will create new marketing material and collateral to support the Activity Based Management software. We would develop a new image and create a leading edge strategy in marketing the product line in both Canada and the United States. The cost for this project would be approximately $200,000.

      4- Vision Global would dramatically increase its presence in the marketplace by focusing on trade advertising as well as representation in selected trade shows. Advertising in trade publications with heavy US exposure, with a solid story on the Vision product, would create opportunities for increased sales and presenting the product to prospective buyers on a show floor would create a buzz for the product that does not exist today. The cost for this activity may reach $200,000.

      5- The product is solid and is well received in its market niche, but to meet revenue growth projections, the company must add features and increase compatibility with other programs, as well as to ensure maximum flexibility in providing integrated solutions for companies of all sizes. The cost for this product R&D effort would be about $225,000.

The company will strive to be as conservative as possible in all of its expenditures but may increase the money spent on some line items while reducing the money spent in other areas. In all cases, expenditures will be based on the need to meet all important company objectives. We expect to present to our prospective customer base freshened products, better sales coverage, increased advertising and a new American presence.

To date, the Company has opened a new geographical market. In the past year, the Company has expanded its geographical market into Africa, which has proved to be quite successful. Just recently, the company has signed an agreement with the post office in Zimbabwe called Zimpost for the amount of $420,360.00 USD. The signing of this contract shall serve in a most positive way as they shall become the Company's reference point in Africa.

                                  RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of these risks. Also, the risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Much of the information included in this reoffer prospectus includes or is based upon estimates, projections or other "forward-looking statements". The term 'forward-looking statements' is defined in the Private Securities Litigation Reform Act of 1995. The term relates to future events or our future financial performance. In some cases, you can identify forward looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" and "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks described in this section, that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this prospectus. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

In evaluating us, our business and any investment in our business, readers should carefully consider the following factors, as well as the risks and uncertainties discussed in our annual report on Form 10-KSB for our fiscal year end March 31, 2004, filed with the Securities and Exchange Commission on September 15, 2004.

Risks Related To This Offering

Sales of a substantial number of shares of our common stock into the public market by any selling stockholders will dilute your interest and may result in significant downward pressure on the price of our common stock, which could affect the ability of our stockholders to realize the current trading price of our common stock. In addition, a decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. As of March 15, 2005, there were 62,473,885 shares of the registrant's Class A common stock,$0.001 par value, and 0 shares of the registrant's Class B common stock issued and outstanding. When this registration statement becomes effective, the selling stockholders may be reselling up to 6,000,000 shares of our common stock. As a result, a substantial number of our shares of common stock may be available for resale subject to any restrictions contained in individual lock-up agreements, which could have an adverse effect on the price of our common stock. The issuance of any such shares may also result in a reduction of the book value of the outstanding shares of our common stock, as well as a reduction in the proportionate ownership and voting power of all other stockholders.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

A prolonged decline in the price of our common stock could have a negative impact on our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future could force us to reallocate funds from other planned uses and have a significant negative effect on our business plans and operations, including our ability to develop new products, continue our current operations and meet our obligations as and when they come due.

Trading on the OTC Bulletin Board may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the OTC Bulletin Board service of the National Association of Securities Dealers. Trading in stock quoted on the OTC Bulletin Board is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company's operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a stock exchange like Amex. Accordingly, you may have difficulty reselling any of the shares you purchase from the selling stockholders.

Trading of our stock may be restricted by the SEC's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Risks Related To Our Business

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Amended Articles of Incorporation authorizes the issuance of 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. Our board of directors has the authority to issue additional shares up to the authorized capital stated in the articles of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. It will also cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

We operate in a Competitive Business Environment.

The market in which Vision Global operates is highly competitive in the United States, and is expected to become increasingly competitive in Canada, as existing companies expand their operations and new competitors enter the market. Present and potential competitors of Vision Global include participants from a variety of market segments, including systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities managements companies, general management consulting firms, web hosting and internet service companies, Internet service providers and network application hosting providers. Many of these competitors have significantly greater financial, technical and marketing resources and greater name recognition than Vision Global. Increased competition from current and future competitors could result in price reductions, reduced margins or loss of market share for Vision Global. Any of these factors could materially adversely affect the business, revenues, operating results and financial condition of Vision Global. There can be no assurance that Vision Global will compete successfully with its existing competitors or with any future competitors.

We have Risks Associated with Rapid Software Development

The markets in which Vision Global competes are characterized by rapidly changing accounting and management software technology, evolving industry standards, introductions and enhancements, and changing customer demands. These characteristics are exacerbated by the rapid growth of the Internet, the continued growth in the use of commercial accounting and management software applications and the competition in the software industry. To be successful, Vision Global must adapt to the rapidly changing software applications market by continuing to improve the performance, features and reliability of its software product and its services. Failure by Vision Global to adapt to changes in the accounting and management software market can have a material adverse affect on its business, operating results and financial condition.

We have Online Commerce Security Risks.

To the extent that Vision Global intends to rely on the Internet to provide or market products or services, there will be a need for secure transmission of confidential information. Web usage could decline if any well-publicized compromise of security occurs. Despite the design and implementation of a variety of network security measures, unauthorized access, computer viruses, accidental or intentional actions and other disruptions could occur. Vision Global has installed a firewall whereby outsiders are prevented from accessing the company's private data resources and Vision is able to control what outside resources its own users have access to. In the future, Vision Global could incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third person were able to misappropriate information or credit card information, Vision Global could be subject to claims, litigation or other potential liabilities.

We are Dependent on the Web Infrastructure.

If the use of Internet continues to grow, its infrastructure may not be able to support the demands placed on it by such growth and its performance or reliability may decline. In addition, web sites have experienced interruptions in their services as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays occur frequently, use of the Internet as a commercial or business medium could, in the future, grow more slowly or decline which could adversely affect Vision Global's business.

There are Risks Associated with Information Disseminated through Vision Global's Service.

The law relating to the liability of online services companies for information carried on or disseminated their services is currently unsettled. It is possible that claims could be made against online services companies under both domestic and foreign law for defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated through their services. Several private lawsuits seeking to impose such liability upon other online services companies are currently pending. In addition, legislation has been proposed that imposes liability for or prohibits the transmission over the Internet of certain types of information.

The imposition upon Vision Global and other online service providers of potential liability for information carried on or disseminated through their services could require Vision Global to implement measures to reduce its exposure to such liability, which may require Vision Global to expend substantial resources and/or to discontinue certain service offerings. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use. While Vision Global expects to maintain liability insurance in the future, such insurance may not be adequate to fully compensate Vision Global in the event it becomes liable for information carried on or disseminated through its services. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on Vision Global's business, results of operations and financial condition.

We are Dependent on and must Retain Jean-Paul Ouellette.

Vision Global's future success will depend to a significant extent on the continued services of senior management and other key personnel, particularly Jean-Paul Ouellette. If Vision Global loses Mr. Ouellette, it could have a detrimental effect on Vision Global's business. Vision Global currently maintains a Key Person life insurance policy in the amount of $2,100,000 CAD ($1,403,086 USD) covering Mr. Ouellette.

Our success is also dependent on our ability to attract, retain and motivate highly skilled technical and other personnel. While we have been successful in doing so, there are a limited number of persons who possess the necessary technical skills, understanding, and competition for their services is intense. A failure to recruit or retain personnel could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to Protect and Enforce our Intellectual Property Rights.

Vision Global does not have and patented technology that would prevent competitors from entering its market. Although Vision Global may seek to protect its trademarks, copyrights, and other proprietary rights, these actions may be inadequate to protect them or to prevent others from claiming violations of their trademarks, copyrights and other proprietary rights of third parties, but there can be no assurance that third-parties may not in the future claim infringement by Vision Global with respect to current or future products or services. Any such claims by third parties could have a material adverse affect on Vision Global's business, operating results and financial condition.

Vision Global currently licenses, and may in the future license, certain technologies from third parties, which may subject Vision Global to infringement actions based upon the technologies licensed from these third parties. Any of these claims, with or without merit, could subject Vision Global to costly litigation and divert the attention of its technical and management personnel. These third party technology licenses may not continue to be available to Vision Global on commercially reasonable terms. The loss of the ability to use such technology could require Vision Global to obtain the rights to use substitute technology, which could be more expensive or offer lower quality, or performance, and therefore have a material adverse effect on Vision Global's business, operating results and financial condition.

                                USE OF PROCEEDS

The shares of common stock that are to be issued by our company to the selling security holders, are being registered for the benefit of the selling security holders named in this reoffer prospectus. All proceeds from the resale of these shares will go to the selling security holders.

                         DETERMINATION OF OFFERING PRICE

The selling security holders may sell the common shares issued to them from time-to-time at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

                                    DILUTION

Because any selling security holders who offer and sell common shares covered by this reoffer prospectus may do so at various times, at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions, we have not included in this reoffer prospectus information about the dilution (if any) to the public arising out of these sales.

                            SELLING SECURITY HOLDERS

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holder has had with us for the past three years, (ii) the number of shares held by the selling security holders, (iii) the amount to be offered for each selling security holder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling security holder after the sale of the shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares that they receive. SEC rules require that we assume that the selling security holders exercise all of their options and sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling security holders.

------------------------------------------------------------------
                    Number of
                      Shares       Shares
Selling security   Beneficially     Being    Percentage of Shares
holder               Owned(1)    Registered  Beneficially Owned(3)
------------------------------------------------------------------
                                               Before      After
                                              Offering   Offering
------------------------------------------------------------------
Jaime Gomez          6,060,000    3,000,000     9.7%       4.9%
------------------------------------------------------------------
Dwayne Bigelow       6,060,000    3,000,000     9.7%       4.9%
------------------------------------------------------------------

(1) Represents shares of our common stock beneficially owned by the named selling stockholder.

(2) Represents shares of our common stock to be issued to each of the named selling stockholders under their respective stock compensation agreements.

(3) Based on 62,473,885 shares of our common stock outstanding as of March 16, 2005.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling security holders sell all of the shares offered hereby) can be given as to the number of shares of common stock that will be beneficially owned by each selling security holder after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the shares of common stock beneficially owned by them, all or a portion of the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

                              PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their shares of our common stock on any market upon which the common stock may be quoted (currently the OTC Bulletin Board), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of common stock being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

      (a) block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      (b) purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

      (c) an exchange distribution in accordance with the rules of the applicable exchange;

      (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      (e) privately negotiated transactions;

      (f) market sales (both long and short to the extent permitted under the federal securities laws);

      (g) at the market to or through market makers or into an existing market for the shares;

      (h) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

      (i) a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their shares of common stock pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The consolidated financial statements incorporated by reference in this re-offer prospectus have been audited by Malone & Bailey, PC, independent registered public accounting firm, to the extent and for the period set forth in their report, incorporated herein by reference, and is incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                MATERIAL CHANGES

There have been no material changes to the affairs of our company since the filing of our Form 10-KSB for our fiscal year end March 31, 2004, filed with the Securities and Exchange Commission on September 15, 2004, which have not previously been described in a report on Form 8-K.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 17 hereof for a list of documents filed by our company with the United States Securities and Exchange Commission, which are incorporated herein by this reference.

                              AVAILABLE INFORMATION

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We file Form 8-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission's website at http:\\www.sec.gov.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

1. Our Annual Report on Form 10-KSB filed on September 15, 2004; and

2. The description of our company's common stock contained these exhibits are incorporated herein by this reference to the Company's Registration Statement on form 20-F filed with the Securities Exchange; and

3. Our Current Reports on Form 8-K filed on July 15, 2004.

4. Our Quarterly Reports on Form 10-QSB filed on September 15, 2004, November 29, 2004 and March 14, 2005.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the SEC's website at http://www.sec.gov.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suite or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in said Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1 Form of Consultant Agreement with Jaime Gomez.

4.2 Form of Consultant Agreement with Dwayne Bigelow.

5.1  Opinion of Joseph I. Emas, Esq.

23.1 Consent of Joseph I. Emas, Esq. (included in Exhibit 5)

23.2 Consent of Malone & Bailey, PC, independent registered public accounting firm.

Item 9. Undertakings.

(a) We hereby undertake:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal on March 16, 2005.

                          VISION GLOBAL SOLUTIONS INC.


                          By /s/ JEAN-PAUL OUELLETTE
                          ----------------------------
                             JEAN-PAUL OUELLETTE
                             Chief Executive Officer

                                                            Date: March 16, 2005

                                 JOSEPH I. EMAS
                                 ATTORNEY AT LAW
                             1224 WASHINGTON AVENUE
                           MIAMI BEACH, FLORIDA 33139
                                 (305) 531-1174

March ___, 2005

Dear Sirs:

            Re: Registration Statement on Form S-8

I have acted as special counsel to Vision Global Solutions, Inc. (the "Company"), a corporation incorporated under the laws of the State of Nevada. In such capacity, I have assisted in the preparation of the Registration Statement of the Company on Form S-8 (the "Registration Statement") covering an aggregate of 6,000,000 of the Company's common shares (the "Shares") that we are required to be issued to certain consultants.

I have examined originals or copies, certified or otherwise identified to my satisfaction of the resolutions of the directors of the Company with respect to the matters herein. I have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as I have deemed relevant and necessary as a basis for the opinion expressed herein. I have, for the purposes of this opinion, assumed the genuineness of all signatures examined by me, the authenticity of all documents and records submitted to me as originals and the conformity to all original documents of all documents submitted to me as certified, photostatic or facsimile copies.

Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, I am of the opinion that the Shares issued by the Company are validly issued, fully paid and non-assessable.

In rendering the conclusion expressed below, I advise you that I am a member of the Bar of the State of Florida, New Jersey and New York and express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein and the General Corporation Law of the State of Nevada.

This opinion letter has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions dated April 8, 2001, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion letter.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and I hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Very truly yours,


Joseph I. Emas

                              CONSULTANT AGREEMENT

      THIS CONSULTANT AGREEMENT ("Agreement") is entered into on the 1st day of October, 2004 by and between Vision Global Solutions, Inc., a Nevada corporation, its successors and assigns (hereinafter referred to as "Vision Global" or the "Company") and Dwayne Bigelow (hereinafter referred as "Consultant").

                                    RECITALS

      WHEREAS, Consultant is engaged in the business of financial and business consulting services and has knowledge, expertise and personnel to render the requisite services to Vision Global; and

      WHEREAS, Vision Global is desirous of retaining Consultant for the purpose of obtaining these services so as to better, more fully and more effectively deal more effectively in the financial services and business community and has been obtaining these services from Consultant since October 1, 2003.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

                                    AGREEMENT

      1. Independent Contractor. It is agreed between the parties that:

            (a) Consultant will act at all times as an independent contractor hereunder and shall hold itself out to third parties as an independent contractor of the Company. Consultant shall never be deemed to be an employee of the Company.

            (b) Consultant is available to provide the Services hereunder. Consultant warrants that Consultant shall not breach any agreement with any third party as a consequence of providing the Services hereunder.

            (c) The Company shall not be liable for the payment of any federal, state, local income, social security, or any other taxes arising out of or related to Consultant's work for the Company.

            (d) Except to the extent provided herein, Consultant shall not receive or be entitled to any consideration, compensation, or benefits of any kind from the Company, including, but not limited to, pension, profit sharing or similar plans or benefits, accident, health, medical, life or disability insurance benefits or coverage.

            (e) Consultant shall set, at his own discretion, the hours, the order, the strategy, and the methods necessary to provide the Services required of Consultant hereunder.

            (f) Consultant has sufficient ability, training, and knowledge to carry out satisfactorily the Services to be provided pursuant to this Agreement without any control on the part of the Company and, based on this expertise, shall determine the strategies needed to accomplish the work and to achieve satisfactory results for the Company.


                                     1 of 7

            (g) Except as set forth in Section 4, Consultant shall be responsible for all costs and expenses incurred in connection with the performance of the duties required of Consultant.

      2. Scope of Services.

            (a) During the Term (as such term is defined below) of this Agreement, Consultant shall use its best efforts to provide Vision Global financial and business consulting services which would include evaluating various business strategies and recommending changes where appropriate and also critically evaluate Vision Global's performance in view of its corporate planning and business objectives, including but not limited to the services provided in (b) below.

            (b) Corporate Planning--(a) develop an in-depth familiarization with Vision Global's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof,
(b) alert VISION to new or emerging high potential forms of product and distribution which could either be acquired or developed internally, (c) comment on Vision Global's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., and (d) identify prospective suitable merger or acquisition candidates for the Vision Global, perform appropriate diligence investigations with respect thereto, advise the Vision Global with respect to the desirability of pursuing such candidates, and assist the Vision Global in any negotiations which may ensue there from (collectively, with (a) above the "Services").

            (c) Consultant has no authority to enter into contracts or agreements on behalf of the Company, except with the written authority of Vision Global. This Agreement does not create a partnership between the parties.

            (c) Consultant agrees to provide assurances of performance to the Company, including but not limited to providing the Company with all information related to the performance by Consultant of the Services, such assurances to demonstrate that Consultant is using Consultant's reasonable best efforts to perform the obligations hereunder in accordance with all necessary care, skill, and diligence (the "Assurances"). Such requests for Assurances by the Company shall be provided to the Company upon written request by the Company.

            (d) Consultant acknowledges and agrees that it will not make any oral or written warranties or representations regarding the Services of the Company, without the approval of the Company.

            (e) The services to be rendered by Consultant to the Vision Global shall under NO circumstances include the following:

      1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by Consultant to be registered as a broker-dealer under the Securities Act of 1934.

      2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.


                                     2 of 7

      3. Term. This Agreement shall commence on the Effective Date and shall continue in effect for a term of one year (the "Term"), unless earlier terminated pursuant to Section 5.

      4. Compensation.

            (a) For the services to be rendered and performed by Consultant during the term of the Agreement, VISION shall pay to Consultant 6,000,000 shares of Vision Global's common stock dated as the date of the services were initially performed, October 1, 2003.

            (b) VISION shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Vision Global. Upon presentation of statements setting forth in reasonable detail the amount of such approved expenses and copies of all receipts, Vision Global shall reimburse Consultant within a reasonable period of time.

      5. Termination. The Company may terminate this Agreement under the following conditions:

            (a) If the Company has not received the Assurances, the Company shall have five (5) business days to provide written notice to Consultant that such Assurances were not given or were inadequate and Consultant fails to provide reasonable written assurances to the Company within five (5) days of receipt of such notice.

            (b) By either the Company or Consultant, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Consultant respectively, set forth in this Agreement, or if any representation or warranty of the Company or Consultant, respectively, shall have become untrue, (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

            (c) By mutual written consent of both parties.

            (d) Upon written notice to Consultant exercising or confirming the right of termination hereunder, as of the date such termination is effective, the Company shall be released from all obligations hereunder immediately upon any such termination, except that the Consultant shall retain the shares of Vision Global common stock. However, the Company and Consultant's obligations under Sections 6, 7, 11, and 12 shall survive the termination of this Agreement.

      6. Representations and Warranties of Consultant. Consultant warrants to the Company that:

            (a) Consultant is not currently under any contract or agreement with any party that will prevent Consultant from performing Consultant's duties under this Agreement;

            (b) Consultant is not, and by the performance of Consultant's duties under this Agreement will not be, in breach of any agreement with respect to any trade secrets or confidential information owned by any other party;


                                     3 of 7

            (c) Consultant has not entered into, and will not enter into, any agreement, either written or oral, in conflict with this Agreement.

      7. Confidentiality and Development.

            (a) Consultant acknowledges that in order for Consultant to perform the duties hereunder properly, the Company must necessarily entrust Consultant with certain Trade Secrets and Confidential Information (as such terms are defined below) belonging to the Company. Consultant further acknowledges that the Trade Secrets and Confidential Information are within the exclusive knowledge and possession of the Company, are not generally available to the public, are protected and kept secret by the Company and constitute a valuable asset of the Company which gives the Company an advantage over its competitors. Consultant further acknowledges that the development or acquisition of such Trade Secrets or Confidential Information is the result of great effort and expense by the Company, that the Trade Secrets and Confidential Information are critical to the success and survival of the Company, and that the unauthorized disclosure or use of the Trade Secrets or Confidential Information would cause the Company irreparable harm. Accordingly, Consultant requires and agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the Company's legitimate business interests. Except as may be required in connection with Consultant's services to the Company's business, Consultant will not at any time, whether during or after the termination of services with the Company, use or reveal to any person or entity any of the Trade Secrets or Confidential Information of the Company or of any third party which belongs to or is used by the Company for which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the duties described in Section 2. Consultant further agrees to keep secret all matters entrusted to Consultant and shall not use or disclose or attempt to use or disclose any such information in any manner which, among other things, may be calculated to injure or cause loss whether directly or indirectly to the Company.

            (b) Further, Consultant agrees that during the Term, Consultant shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, pictures, specifications, software programs, data, documentation or other material containing the Trade Secrets or Confidential Information of or concerning any of its dealings or affairs of the Company (collectively, the "Company Property") other than for the benefit of the Company.

            (c) As used herein, "Trade Secrets" means information, without regard to form, including without limitation a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to the Company and is treated as confidential. Trade Secrets and Confidential Information may include, without limitation, information with respect to the Company's organization, business, finances, inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans, proposals, computer password(s), access number(s) and/or alarm code(s).


                                     4 of 7

            (d) Consultant's obligations with respect to (i) Trade Secrets will survive for so long as such information constitutes a Trade Secret, and (ii) Confidential Information will survive indefinitely following the termination of Consultant's service with the Company.

      8. Indemnification.

            (a) Consultant shall indemnify and hold the Company and its affiliates' directors, officers, employees, and agents harmless from and against any and all claims that result from a breach by Consultant of this Agreement including, but not limited to, any representations, warranties, or covenants of Consultant provided herein or any damages caused to any property of the Company or his affiliates, or injury to persons caused by the willful misconduct or gross negligence of Consultant. The Company shall give Consultant prompt written notice of the assertion of any such claim. Consultant shall assume the defense of such claim at his own expense, with counsel of his own choosing (subject to the Company's reasonable approval), and shall have complete control over the claim, provided that Consultant shall not settle the claim without the Company's prior written approval, which approval shall not be unreasonably withheld. The Company shall be entitled to participate in any such defense at its own expense with counsel of its own choosing.

            (b) The Company shall indemnify and hold Consultant harmless from and against any and all claims that result from a breach by the Company of this Agreement including, but not limited to, any representations, warranties, or covenants of the Company provided herein or any damages caused to any property of Consultant, or injury to persons caused by the willful misconduct or gross negligence of the Company. Consultant shall give the Company prompt written notice of the assertion of any such claim. The Company shall assume the defense of such claim at his own expense, with counsel of its own choosing (subject to Consultant's reasonable approval), and shall have complete control over the claim, provided that the Company shall not settle the claim without Consultant's prior written approval, which approval shall not be unreasonably withheld. Consultant shall be entitled to participate in any such defense at his own expense with counsel of his own choosing.

      9. Equitable Relief. The parties to this Agreement acknowledge that a breach by Consultant of any terms or conditions of this Agreement shall result in irreparable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Consultant agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement. Therefore, the Company shall be entitled to specific performance and injunctive and other forms of equitable relief without the requirement to post a bond or other form of security in addition to the Company's remedies at law, including an injunction restraining Consultant from committing or continuing such breach.

      10. Severability. Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and that the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by


                                     5 of 7
limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the current applicable law.

      11. Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address that each has provided the other in writing.

      Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received or refused by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      12. Miscellaneous. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the Company. Due to the personal nature of this Agreement, Consultant shall not have the right to assign Consultant's rights or obligations under this Agreement without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of laws principles. Any suit, action, or proceeding arising out of or relating to this Agreement shall be commenced and maintained in any court of competent jurisdiction in the State of Florida, with exclusive venue in Miami-Dade County and the parties consent to jurisdiction there. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the last known address of the party by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Consultant's obligations under this Agreement shall survive the termination of Consultant's service regardless of the manner of such termination and shall be binding upon Consultant's heirs, executors, administrators, and legal representatives.

      Neither party shall have the right to assign this Agreement without the written consent of the other party, except that the Company may assign this party to a successor entity and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the assignee. This Agreement represents the entire understanding of the parties regarding the terms and conditions of Consultant's service or prospective service to the Company, and supersedes and terminates all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. Consultant acknowledges that Consultant has not been represented by the Company's attorney in connection with this Agreement, and that Consultant has been advised and has had an opportunity to seek separate legal counsel and representation in this matter. Consultant shall be obligated to pay all incidental and consequential damages which the Company may sustain by reason of Consultant's breach of any provision of this Agreement, including without limitation, all legal fees and other expenses incurred by the Company. In the event of any litigation arising out of the services or covenants contemplated in this Agreement, the costs of such litigation, including reasonable attorneys'


                                     6 of 7
fees (through all levels of appeals ) of the prevailing party, shall be paid by the non-prevailing party. This Agreement may be executed in one or more counterparts, each counterpart to be considered an original portion of this Stipulation and all of which shall constitute a singular document.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CONSULTANT:                         THE COMPANY:

                                    VISION GLOBAL SOLUTIONS, INC.


-------------------------           ------------------------------
Name: Dwayne Bigelow                Name:
                                         -------------------------
                                    Title:
                                          ------------------------


                                     7 of 7

                              CONSULTANT AGREEMENT

      THIS CONSULTANT AGREEMENT "Agreement") is entered into on the 1st day of October, 2004 by and between Vision Global Solutions, Inc., a Nevada corporation, its successors and assigns (hereinafter referred to as "Vision Global" or the "Company") and Jaime Gomez (hereinafter referred as "Consultant").

                                    RECITALS

      WHEREAS, Consultant is engaged in the business of financial and business consulting services and has knowledge, expertise and personnel to render the requisite services to Vision Global; and

      WHEREAS, Vision Global is desirous of retaining Consultant for the purpose of obtaining these services so as to better, more fully and more effectively deal more effectively in the financial services and business community and has been obtaining these services from Consultant since October 1, 2003.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

                                    AGREEMENT

      1. Independent Contractor. It is agreed between the parties that:

            (a) Consultant will act at all times as an independent contractor hereunder and shall hold itself out to third parties as an independent contractor of the Company. Consultant shall never be deemed to be an employee of the Company.

            (b) Consultant is available to provide the Services hereunder. Consultant warrants that Consultant shall not breach any agreement with any third party as a consequence of providing the Services hereunder.

            (c) The Company shall not be liable for the payment of any federal, state, local income, social security, or any other taxes arising out of or related to Consultant's work for the Company.

            (d) Except to the extent provided herein, Consultant shall not receive or be entitled to any consideration, compensation, or benefits of any kind from the Company, including, but not limited to, pension, profit sharing or similar plans or benefits, accident, health, medical, life or disability insurance benefits or coverage.

            (e) Consultant shall set, at his own discretion, the hours, the order, the strategy, and the methods necessary to provide the Services required of Consultant hereunder.

            (f) Consultant has sufficient ability, training, and knowledge to carry out satisfactorily the Services to be provided pursuant to this Agreement without any control on the part of the Company and, based on this expertise, shall determine the strategies needed to accomplish the work and to achieve satisfactory results for the Company.


                                     1 of 7

            (g) Except as set forth in Section 4, Consultant shall be responsible for all costs and expenses incurred in connection with the performance of the duties required of Consultant.

      2. Scope of Services.

            (a) During the Term (as such term is defined below) of this Agreement, Consultant shall use its best efforts to provide Vision Global financial and business consulting services which would include evaluating various business strategies and recommending changes where appropriate and also critically evaluate Vision Global's performance in view of its corporate planning and business objectives, including but not limited to the services provided in (b) below.

            (b) Corporate Planning--(a) develop an in-depth familiarization with Vision Global's business objectives and bring to its attention potential or actual opportunities which meet those objectives or logical extensions thereof,
(b) alert VISION to new or emerging high potential forms of product and distribution which could either be acquired or developed internally, (c) comment on Vision Global's corporate development including such factors as position in competitive environment, financial performances vs. competition, strategies, operational viability, etc., and (d) identify prospective suitable merger or acquisition candidates for the Vision Global, perform appropriate diligence investigations with respect thereto, advise the Vision Global with respect to the desirability of pursuing such candidates, and assist the Vision Global in any negotiations which may ensue there from (collectively, with (a) above the "Services").

            (c) Consultant has no authority to enter into contracts or agreements on behalf of the Company, except with the written authority of Vision Global. This Agreement does not create a partnership between the parties.

            (c) Consultant agrees to provide assurances of performance to the Company, including but not limited to providing the Company with all information related to the performance by Consultant of the Services, such assurances to demonstrate that Consultant is using Consultant's reasonable best efforts to perform the obligations hereunder in accordance with all necessary care, skill, and diligence (the "Assurances"). Such requests for Assurances by the Company shall be provided to the Company upon written request by the Company.

            (d) Consultant acknowledges and agrees that it will not make any oral or written warranties or representations regarding the Services of the Company, without the approval of the Company.

            (e) The services to be rendered by Consultant to the Vision Global shall under NO circumstances include the following:

      1. Any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities required by Consultant to be registered as a broker-dealer under the Securities Act of 1934.

      2. Any activities which could be deemed to be in connection with the offer or sale of securities in a capital-raising transaction.


                                     2 of 7

      3. Term. This Agreement shall commence on the Effective Date and shall continue in effect for a term of one year (the "Term"), unless earlier terminated pursuant to Section 5.

      4. Compensation.

            (a) For the services to be rendered and performed by Consultant during the term of the Agreement, VISION shall pay to Consultant 6,000,000 shares of Vision Global's common stock dated as the date of the services were initially performed, October 1, 2003.

            (b) VISION shall also reimburse Consultant for all reasonable and necessary out-of-pocket expenses incurred in the performance of its duties for Vision Global. Upon presentation of statements setting forth in reasonable detail the amount of such approved expenses and copies of all receipts, Vision Global shall reimburse Consultant within a reasonable period of time.

      5. Termination. The Company may terminate this Agreement under the following conditions:

            (a) If the Company has not received the Assurances, the Company shall have five (5) business days to provide written notice to Consultant that such Assurances were not given or were inadequate and Consultant fails to provide reasonable written assurances to the Company within five (5) days of receipt of such notice.

            (b) By either the Company or Consultant, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Consultant respectively, set forth in this Agreement, or if any representation or warranty of the Company or Consultant, respectively, shall have become untrue, (a "Terminating Breach"), and such breach shall, if capable of cure, not have been cured within ten (10) days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

            (c) By mutual written consent of both parties.

            (d) Upon written notice to Consultant exercising or confirming the right of termination hereunder, as of the date such termination is effective, the Company shall be released from all obligations hereunder immediately upon any such termination, except that the Consultant shall retain the shares of Vision Global common stock. However, the Company and Consultant's obligations under Sections 6, 7, 11, and 12 shall survive the termination of this Agreement.

      6. Representations and Warranties of Consultant. Consultant warrants to the Company that:

            (a) Consultant is not currently under any contract or agreement with any party that will prevent Consultant from performing Consultant's duties under this Agreement;

            (b) Consultant is not, and by the performance of Consultant's duties under this Agreement will not be, in breach of any agreement with respect to any trade secrets or confidential information owned by any other party;


                                     3 of 7

            (c) Consultant has not entered into, and will not enter into, any agreement, either written or oral, in conflict with this Agreement.

      7. Confidentiality and Development.

            (a) Consultant acknowledges that in order for Consultant to perform the duties hereunder properly, the Company must necessarily entrust Consultant with certain Trade Secrets and Confidential Information (as such terms are defined below) belonging to the Company. Consultant further acknowledges that the Trade Secrets and Confidential Information are within the exclusive knowledge and possession of the Company, are not generally available to the public, are protected and kept secret by the Company and constitute a valuable asset of the Company which gives the Company an advantage over its competitors. Consultant further acknowledges that the development or acquisition of such Trade Secrets or Confidential Information is the result of great effort and expense by the Company, that the Trade Secrets and Confidential Information are critical to the success and survival of the Company, and that the unauthorized disclosure or use of the Trade Secrets or Confidential Information would cause the Company irreparable harm. Accordingly, Consultant requires and agrees that the restrictions contained in this Agreement are reasonable and necessary to protect the Company's legitimate business interests. Except as may be required in connection with Consultant's services to the Company's business, Consultant will not at any time, whether during or after the termination of services with the Company, use or reveal to any person or entity any of the Trade Secrets or Confidential Information of the Company or of any third party which belongs to or is used by the Company for which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the duties described in Section 2. Consultant further agrees to keep secret all matters entrusted to Consultant and shall not use or disclose or attempt to use or disclose any such information in any manner which, among other things, may be calculated to injure or cause loss whether directly or indirectly to the Company.

            (b) Further, Consultant agrees that during the Term, Consultant shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, pictures, specifications, software programs, data, documentation or other material containing the Trade Secrets or Confidential Information of or concerning any of its dealings or affairs of the Company (collectively, the "Company Property") other than for the benefit of the Company.

            (c) As used herein, "Trade Secrets" means information, without regard to form, including without limitation a formula, pattern, compilation, program, device, method, technique, or process that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. As used herein, "Confidential Information" means information, other than Trade Secrets, that is of value to the Company and is treated as confidential. Trade Secrets and Confidential Information may include, without limitation, information with respect to the Company's organization, business, finances, inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans, proposals, computer password(s), access number(s) and/or alarm code(s).


                                     4 of 7

            (d) Consultant's obligations with respect to (i) Trade Secrets will survive for so long as such information constitutes a Trade Secret, and (ii) Confidential Information will survive indefinitely following the termination of Consultant's service with the Company.

      8. Indemnification.

            (a) Consultant shall indemnify and hold the Company and its affiliates' directors, officers, employees, and agents harmless from and against any and all claims that result from a breach by Consultant of this Agreement including, but not limited to, any representations, warranties, or covenants of Consultant provided herein or any damages caused to any property of the Company or his affiliates, or injury to persons caused by the willful misconduct or gross negligence of Consultant. The Company shall give Consultant prompt written notice of the assertion of any such claim. Consultant shall assume the defense of such claim at his own expense, with counsel of his own choosing (subject to the Company's reasonable approval), and shall have complete control over the claim, provided that Consultant shall not settle the claim without the Company's prior written approval, which approval shall not be unreasonably withheld. The Company shall be entitled to participate in any such defense at its own expense with counsel of its own choosing.

            (b) The Company shall indemnify and hold Consultant harmless from and against any and all claims that result from a breach by the Company of this Agreement including, but not limited to, any representations, warranties, or covenants of the Company provided herein or any damages caused to any property of Consultant, or injury to persons caused by the willful misconduct or gross negligence of the Company. Consultant shall give the Company prompt written notice of the assertion of any such claim. The Company shall assume the defense of such claim at his own expense, with counsel of its own choosing (subject to Consultant's reasonable approval), and shall have complete control over the claim, provided that the Company shall not settle the claim without Consultant's prior written approval, which approval shall not be unreasonably withheld. Consultant shall be entitled to participate in any such defense at his own expense with counsel of his own choosing.

      9. Equitable Relief. The parties to this Agreement acknowledge that a breach by Consultant of any terms or conditions of this Agreement shall result in irreparable harm to the Company and that the remedies at law for such breach may not adequately compensate the Company for damages suffered. Accordingly, Consultant agrees that in the event of such breach, the Company shall be entitled to injunctive relief or such other equitable remedy as a court of competent jurisdiction may provide. Nothing contained herein will be construed to limit the Company's right to any remedies at law, including the recovery of damages for breach of this Agreement. Therefore, the Company shall be entitled to specific performance and injunctive and other forms of equitable relief without the requirement to post a bond or other form of security in addition to the Company's remedies at law, including an injunction restraining Consultant from committing or continuing such breach.

      10. Severability. Consultant hereby agrees that each provision herein shall be treated as a separate and independent clause, and that the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by


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limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the current applicable law.

      11. Notices. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address that each has provided the other in writing.

      Any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received or refused by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

      12. Miscellaneous. This Agreement shall not be amended or modified except by a writing executed by both parties. This Agreement shall be binding upon and inure to the benefit of the Company. Due to the personal nature of this Agreement, Consultant shall not have the right to assign Consultant's rights or obligations under this Agreement without the prior written consent of the Company, which consent may be withheld in the Company's sole and absolute discretion. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. This Agreement shall be governed by the laws of the State of Florida, without regard to conflicts of laws principles. Any suit, action, or proceeding arising out of or relating to this Agreement shall be commenced and maintained in any court of competent jurisdiction in the State of Florida, with exclusive venue in Miami-Dade County and the parties consent to jurisdiction there. All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered to the last known address of the party by hand, by courier or express mail, or by registered or certified United States mail, return receipt requested, postage prepaid. Consultant's obligations under this Agreement shall survive the termination of Consultant's service regardless of the manner of such termination and shall be binding upon Consultant's heirs, executors, administrators, and legal representatives.

      Neither party shall have the right to assign this Agreement without the written consent of the other party, except that the Company may assign this party to a successor entity and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by the assignee. This Agreement represents the entire understanding of the parties regarding the terms and conditions of Consultant's service or prospective service to the Company, and supersedes and terminates all prior communications, agreements and understandings, whether oral or written, relating to the subject matter hereof. Consultant acknowledges that Consultant has not been represented by the Company's attorney in connection with this Agreement, and that Consultant has been advised and has had an opportunity to seek separate legal counsel and representation in this matter. Consultant shall be obligated to pay all incidental and consequential damages which the Company may sustain by reason of Consultant's breach of any provision of this Agreement, including without limitation, all legal fees and other expenses incurred by the Company. In the event of any litigation arising out of the services or covenants contemplated in this Agreement, the costs of such litigation, including reasonable attorneys'


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fees (through all levels of appeals ) of the prevailing party, shall be paid by the non-prevailing party. This Agreement may be executed in one or more counterparts, each counterpart to be considered an original portion of this Stipulation and all of which shall constitute a singular document.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CONSULTANT:                         THE COMPANY:

                                    VISION GLOBAL SOLUTIONS, INC.


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Name:Jaime Gomez                    Name:
                                         -------------------------
                                    Title:
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